EXHIBIT 1

TRANSACTIONS DURING PAST 60 DAYS

The Reporting Persons engaged in the following transactions in shares of Common Stock of the Company during the past 60 days.  Such transactions involved the sale of shares on the NASDAQ Global Market.  Certain of the prices reported below reflect the weighted average sale price of the shares of Common Stock sold on the relevant date.  The Reporting Persons hereby undertake to provide upon request to the SEC staff full information regarding the number of shares and prices at which each transaction was effected.

Date	Type	Price	Shares
6/20/2012	Purchase	$ 4.7500	100
6/21/20121	Purchase	$ 4.9137	70593
7/17/20122	Purchase	$ 7.3421	83100
7/18/20123	Purchase	$ 7.1847	57500
7/19/20124	Purchase	$ 7.1592	76565
7/20/20125	Purchase	$ 7.2245	63910
7/23/2012	Purchase	$ 7.5000	2700
7/25/20126	Purchase	$ 7.4602	64025
7/26/20127	Purchase	$ 6.7196	131900
7/26/20128	Purchase	$ 7.4184	92961
7/27/20129	Purchase	$ 6.1579	517178
7/27/201210	Purchase	$ 7.0716	55000
7/27/201211	Sell	$ 6.3103	2950
7/30/201212	Purchase	$ 5.8125	170275
7/31/201213	Purchase	$ 5.6965	167603
8/1/201214	Purchase	$ 5.1504	102207
8/2/201215	Purchase	$ 5.0228	242661
8/3/201216	Purchase	$ 5.1377	251481
8/6/201217	Purchase	$ 5.1601	69591
8/7/201218	Purchase	$ 5.1576	50989
8/8/201219	Purchase	$ 4.7124	166048
8/9/201220	Purchase	$ 4.6872	61827
8/10/201221	Purchase	$ 4.6383	55604

1 This transaction was executed in multiple trades at prices ranging from $4.78 – 4.99.
2 This transaction was executed in multiple trades at prices ranging from $7.20 – 7.50.
3 This transaction was executed in multiple trades at prices ranging from $7.10 – 7.33.
4 This transaction was executed in multiple trades at prices ranging from $7.12 – 7.25.
5 This transaction was executed in multiple trades at prices ranging from $7.07 – 7.32.
6 This transaction was executed in multiple trades at prices ranging from $7.06 – 7.50.
7 This transaction was executed in multiple trades at prices ranging from $6.10 – 7.00.
8 This transaction was executed in multiple trades at prices ranging from $7.18 – 7.50.
9 This transaction was executed in multiple trades at prices ranging from $5.75 – 6.64.
10 This transaction was executed in multiple trades at prices ranging from $6.80 – 7.20.
11 This transaction was executed in multiple trades at prices ranging from $6.31 – 6.32.
12 This transaction was executed in multiple trades at prices ranging from $5.70 – 6.12.
13 This transaction was executed in multiple trades at prices ranging from $5.62 – 5.81.
14 This transaction was executed in multiple trades at prices ranging from $5.05 – 5.17.
15 This transaction was executed in multiple trades at prices ranging from $4.96 – 5.07.
16 This transaction was executed in multiple trades at prices ranging from $5.09 – 5.20.
17 This transaction was executed in multiple trades at prices ranging from $5.15 – 5.19.
18 This transaction was executed in multiple trades at prices ranging from $5.08 – 5.25.
19 This transaction was executed in multiple trades at prices ranging from $4.58 – 4.92.
20 This transaction was executed in multiple trades at prices ranging from $4.61 – 4.80.
21 This transaction was executed in multiple trades at prices ranging from $4.52 – 4.75.